Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 15, 2025, with respect to the consolidated financial statements of FST Corp., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Hsinchu, Taiwan

July 7, 2025

KPMG, a Taiwan partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.